UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

WESTERN NEW ENGLAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-16767	73-1627673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Elm Street	01085
Westfield, Massachusetts (Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (413) 568-1911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WNEB	NASDAQ

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2024, Western New England Bancorp, Inc. (the “Company” or “WNEB”) (NasdaqGS: WNEB), the holding company for Westfield Bank (the “Bank”) accepted the retirement of Gregg F. Orlen from its Board of Directors. Mr. Orlen’s retirement became effective at the Company’s 2024 Annual Meeting of Shareholders. Mr. Orlen’s retirement was due to the age-based retirement policy set forth in the Company’s Bylaws. Mr. Orlen will also step down from the Board’s Compensation Committee, where he served as Chairperson, as well as from the Nominating and Corporate Governance Committee.

Mr. Orlen was on the Board of Directors for Chicopee Savings Bank and Chicopee Bancorp, Inc. since 1999 and 2006, respectively. He joined Westfield Bank and the Company in 2016 when Chicopee Bancorp, Inc. merged with WNEB. Mr. Orlen will continue to serve on the Board of Directors of the Chicopee Savings Bank Charitable Foundation, an affiliate with Westfield Bank, a position he has held since its inception in 2006.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 9, 2024, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). There were 21,705,631 shares of common stock eligible to be voted at the Annual Meeting and 17,956,104 shares of common stock were presented in person or represented by proxy at the Annual Meeting, which constituted a quorum to conduct business.

There were three proposals submitted to the Company’s shareholders at the Annual Meeting.  The shareholders elected the director nominees listed in Proposal 1 and approved Proposals 2 and 3. Proposals 1, 2, and 3 are detailed in the Company’s Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 29, 2024. The final results of voting on each of the proposals are as follows:

Proposal 1: Consideration and vote upon a proposal to elect three Directors of the Company for a three-year term expiring in 2027.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
James C. Hagan	14,266,305	418,714	3,271,085
William D. Masse	14,319,092	365,927	3,271,085
Philip R. Smith	14,246,614	438,405	3,271,085

Proposal 2: Consideration and approval of a non-binding advisory resolution on the compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
14,002,320	289,114	393,585	3,271,085

Proposal 3: Consider and vote upon a proposal for the ratification of the appointment by the Company’s Board of Directors of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
16,769,061	292,835	894,208	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN NEW ENGLAND BANCORP, INC.

	By:	/s/ Guida R. Sajdak
Guida R. Sajdak
Chief Financial Officer

Dated: May 9, 2024